Exhibit 10.9

ALABAMA NATIONAL BANCORPORATION
PLAN FOR THE DEFERRAL OF COMPENSATION
BY KEY EMPLOYEES AND EMPLOYEE-DIRECTORS OF
PEOPLES STATE BANK OF GROVELAND

1.             Eligibility and Purpose

Key Employees and Employee-Directors (as defined in Section 2 below) of Peoples State Bank of Groveland (the “Company”) shall be eligible to participate in the Alabama National BanCorporation Plan for the Deferral of Compensation by Key Employees and Employee-Directors of Peoples State Bank of Groveland (the “Plan”). Any Key Employee/Employee-Director (collectively referred to herein as “Eligible Employees” or “Participants”) who elects to participate in the Plan shall thereby defer the receipt of all or any portion of Deferrable Compensation (as defined in Section 3 below) payable by Alabama National BanCorporation (“ANB”) or the Company to such Eligible Employee.

2.             Key Employees / Employee-Directors

All key management and certain highly compensated employees who have been identified as influential by ANB and selected to participate in the Plan by the Board of Directors of ANB (“Key Employees”) are eligible to become participants in the Plan. Further, any director of the Company who is also an employee of the Company and is selected to participate in the Plan by the Board of Directors of ANB (“Employee-Director”) is eligible to become a participant in the Plan.

3.             Deferral of Compensation

(a)                Deferral of Bonus Compensation. A Key Employee may elect to defer up to twenty-five percent (25%) of any bonus or award compensation (“Bonus Compensation”) by executing a form prescribed by ANB or the Company and delivering such election form to the Company in any calendar year preceding the calendar year in which the particular Bonus Compensation is earned. In the calendar year that a Key Employee first becomes eligible to participate in the Plan, such Key Employee may elect to defer all or any portion of Bonus Compensation (as limited hereinabove), provided that the election form is delivered to the Company within thirty (30) days after the Key Employee first becomes eligible to participate in the Plan for such year. An election made in this manner will be applicable only to Bonus Compensation earned after the effective date of the election.

(b)               Deferral of Regular Compensation. Certain Key Employees designated by the Board of Directors of ANB may elect to defer up to $2,731.82 of regular, base salary compensation (“Regular Compensation”) for the 2001 calendar year by executing a form prescribed by ANB or the Company and delivering such election form to the Company in any calendar year preceding the calendar year in which the particular Regular Compensation is earned. This amount shall be increased by 3% each calendar year after the 2001calendar year. In the calendar year that a Key Employee first becomes eligible to participate in the Plan, such Key Employee may elect to defer all or any portion of Regular Compensation (as limited hereinabove), provided that the election form is delivered to the Company within thirty (30) days after the Key Employee first becomes eligible to participate in the Plan for such year. An election made in this manner will be applicable only to Regular Compensation earned after the effective date of the election.

(c)                Deferral of Director Compensation. Employee-Directors may elect to defer the receipt of all or any portion of the annual retainer, meeting and committee fees payable by ANB or the Company to such Director for serving as a member of the Board of the Company or one or more of its committees (“Director Compensation”) by executing a form prescribed by ANB or the Company and delivering such election form to the Company in any calendar year preceding the calendar year in which the particular Director Compensation is earned. In the calendar year that an Employee-Director first becomes eligible to participate in the Plan, such Director may elect to defer all or any portion of Director Compensation, provided that the election form is delivered to the Company within thirty (30) days after the Director first becomes eligible to participate in the Plan for such year. An election made in this manner will be applicable only to Director Compensation earned after the effective date of the election.

Bonus Compensation, Regular Compensation and Director Compensation collectively are referred to herein as “Deferrable Compensation.” The amount of Deferrable Compensation deferred shall be paid or distributed to the Participant in accordance with the provisions of Section 6 or Section 7 below, as applicable.

4.             Deferred Compensation Account

The Company shall establish a deferred compensation account (the “Account”) for each Participant. As of the date payments of Deferrable Compensation otherwise would be made to a Participant, the Company shall credit to such Participant’s Account, in cash or stock equivalents, or a combination thereof, as hereinafter provided, that amount of the Deferrable Compensation which the Participant has elected to defer.

5.             Cash or Stock Election

(a)                As of the date payments of Deferrable Compensation otherwise would be made to the Participant, the amount due the Participant shall be credited to such Participant’s Account either as a cash allotment or as a stock allotment, or a portion to each, as the Participant shall elect.

(b)               If a cash allotment is elected in whole or in part, the Participant’s Account shall be credited with the dollar amount of the allotment. Interest (at the rate described below) on the Average Daily Balance (computed as described below) shall be credited to the Account as of the last day of each calendar month before and after the termination of the Participant’s service and after the Participant’s death or disability until the total balance in the Account has been paid out in accordance with the provisions of Section 6 or Section 7 hereof, as applicable. The interest rate for each calendar month shall be the 30-Day London Interbank Offered Rate (LIBOR) for the last business day of the immediately preceding calendar month as published in The Wall Street Journal. The “Average Daily Balance” shall be the quotient obtained by dividing the sum of the closing balance in the Account at the end of each calendar day in a calendar month by the number of days in such calendar month.

(c)                (i)            If a stock allotment is elected in whole or in part by a Participant, such Participant’s Account shall be credited with a stock equivalent that shall be equal to the number of full and fractional shares of ANB’s Common Stock, par value $1.00 per share (the “Common Stock”), that could be purchased with the dollar amount of the allotment using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The “Average Closing Price” of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for the New York Stock Exchange D Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board of Directors of ANB; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined below).

(ii)    Such Participant’s Account shall also be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board of Directors of ANB; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

(iii)   In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in ANB’s corporate structure, the number of shares credited to the Account shall be adjusted in such manner as a majority of the Board of Directors of ANB shall determine to be fair under the circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

6.             Distribution

(a)                Except as otherwise provided in the Plan, at each Participant’s election, the balance in such Participant’s Account shall be paid to the Participant commencing on the date which the Participant has specified on the election form.

Except as otherwise provided in the Plan, the balance in the Account shall be paid either in a lump sum or, at the Participant’s election, in monthly, quarterly, semiannual or annual installments, but such installments shall be payable over a period of years not to exceed ten (10) years (the “Payout Period”). In order to be effective, an election to change the method and/or timing of distribution with respect to the Account must be on a form prescribed by ANB or the Company and received by the Company at least six (6) months prior to the Participant’s retirement from the Company and in any calendar year preceding the calendar year in which a particular Deferrable Compensation (i) can be earned, or (ii) would have been earned absent such election. The amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by ANB or the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the Participant.

(b)               In the event a Participant ceases to be an Eligible Employee, other than after a Change in Control as defined in Section 7(a) below, prior to the distribution of the entire balance in such Participant’s

Account, the balance in the Account shall be payable in a lump sum by ANB or the Company as promptly as is convenient following the employee’s cessation of Eligible Employee status.

(c)                In the event of the death of a Participant prior to distribution of the entire balance in such Participant’s Account, the balance in the Account shall be payable in a lump sum by ANB or the Company as promptly as is convenient following the Participant’s death to:

(i)     the surviving beneficiary (or surviving beneficiaries) in such proportions as the Participant may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice;

(ii)    the beneficiary (or beneficiaries) in such proportions as the Participant may have designated by will; or

(iii)   if no beneficiary is designated, the legal representative of the Participant’s estate.

In the event a Participant becomes disabled or suffers a hardship, the payment commencement date and/or payment schedule with respect to any balance in such Participant’s Account may be accelerated by the Compensation and Management Succession Committee of ANB (or its designee), in its sole discretion.

(d)               The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives and any other successors-in-interest of the Participant.

(e)                Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in whole shares of ANB’s Common Stock; fractional shares shall be paid in cash in an amount equal to the number of fractional shares multiplied by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of distribution.

(f)The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal or any state or local government.

7.             Acceleration of Distribution

(a)                A “Change in Control” shall be deemed to have occurred upon the happening of any of the following events:

(i)     The acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or (14)(d)(2) of the Exchange Act (excluding for purposes hereof any employee benefit plan of ANB or any of its subsidiaries which acquires beneficial ownership of voting securities of ANB), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of ANB’s then outstanding voting securities, either in one transaction or in a series of transactions; provided, however, that, if prior to such an acquisition, a majority of the Continuing Directors determines that such acquisition shall not, for the purposes of the Plan, be deemed a Change in Control, such acquisition shall not constitute a Change in Control hereunder;

(ii)    Individuals who as of the Effective Date (as defined below) constitute the Board of Directors of ANB (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a Director of ANB subsequent to the Effective Date whose election, or nomination for election by ANB’s shareholders, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of ANB, as such terms are used in Rule 13a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a Continuing Director; or

(iii)   Approval by the Board of Directors of ANB of (A) a merger, consolidation or reorganization of ANB in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors or the continuing or surviving corporation or any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, controls 20% or more of the combined voting power of the continuing or surviving corporation; (B) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of ANB; or (C) any plan or proposal for the liquidation or dissolution of ANB; provided however, that if at the time of such approval, a majority of the Continuing Directors determines that such merger, consolidation, reorganization sale, lease, other transfer, liquidation or dissolution shall not, for purposes of the Plan, be deemed a Change in Control, such transaction shall not constitute a Change in Control hereunder, and, provided further, that if a majority of the Continuing Directors so determines, a Change in Control shall not be deemed to occur until the consummation of any such transaction.

(b)               Notwithstanding any other provision of the Plan, if a Change of Control occurs and at any time after the occurrence of such Change in Control either of the following events occurs:

(i)     the Participant ceases to be an Eligible Employee;

(ii)    the Plan is terminated; or

(iii)   ANB’s capital structure is changed materially;

then the Participant shall complete a new election form which shall supersede any prior elections made by such Participant. Upon a Change in Control, the Participant may reallocate the Participant’s Account between cash and stock allotments.

(c)                Distribution shall be in accordance with Sections 6(b), 6(c), 6(d) and 6(e) above, except that distribution of stock equivalents in the Account shall be made in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

(d)               Reallocation of deferred amounts in the Participant’s Account in accordance with Section 7(b) between the stock allotment and cash allotment shall be valued at the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such reallocation arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

(e)                Any payments shall be made by ANB or the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose. ANB or the Company shall promptly reimburse the Participant for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 7.

(f)This Section 7 may not be amended or modified after the occurrence of a Change in Control.

8.             Effective Date

The effective date of this Plan is January 31, 2001.

9.             Miscellaneous

(a)                The election to defer Deferrable Compensation, including but not limited to the allocation of the amount deferred between the cash allotment or the stock allotment portion of the Account, or a combination thereof, and the time and manner of distribution, shall be irrevocable as to amounts payable following the time when the election is made and shall remain irrevocable until a new election form reflecting a change or revocation with respect to amounts payable in a subsequent time period is delivered to the Company not later than December 31 of the calendar year preceding the calendar year of the payment date of the subsequent Deferrable Compensation to which such change or revocation is applicable.

(b)               Neither the Participant nor any other personnel shall have any interest in any fund or in any specific asset of ANB or the Company by reason of amounts credited to the Account of a Participant hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under the Plan except as and to the extent expressly provided for in the Plan. Distributions hereunder shall be made from the general funds of ANB or the Company and the rights of the Participant shall be those of an unsecured general creditor of ANB or the Company.

(c)                The interest of the Participant under the Plan shall not be assignable by the Participant or the Participant’s beneficiary or legal representative, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective to transfer the Participant’s interest; provided, however, that (i) the Participant may designate a beneficiary to receive any benefit payable under the Plan upon death, and (ii) the legal representative of the Participant’s estate may assign the Participant’s interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Participant’s death.

(d)               Except as provided in Section 7 above, ANB may amend, modify, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of a Participant immediately prior to such action, nor change the time, method or manner of distribution of such amount, including without limitation distribution in accordance with Section 7 above.

(e)                Nothing contained herein shall impose any obligation on ANB or the Company to continue the tenure of the Participant beyond the term for which such Participant may have been elected or appointed or shall prevent the removal of such Participant.

(f)               This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by the Compensation and Management Succession Committee of ANB (or its designee) whose interpretation or determination, when made in good faith, shall be conclusive and binding, unless a Change in Control shall have occurred, in which case such interpretation or determination shall be made by a majority of the Continuing Directors.

(g)               If any amounts deferred pursuant to the Plan are found in a “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income by a Participant prior to payment of such amounts from the Participant’s Account, such amounts shall be immediately paid to such Participant, notwithstanding the Participant’s elections pursuant to Section 3.

(h)               The Deferrable Compensation is still subject to Federal Insurance Contributions Taxes at the rate required by Section 3101 of the Internal Revenue Code, as amended. ANB or the Company will withhold such taxes from other compensation which is not deferred.